                                  HAMBRECHT & QUIST
                             EXECUTIVE OFFICER BONUS PLAN
                       (As adopted and effective July 19, 1996)

1.  PURPOSE
    -------

    The purpose of this Plan is to attract, retain, motivate and reward highly qualified employees who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company.

2.  COVERED INDIVIDUALS
    -------------------

    The individuals entitled to bonus payments hereunder shall include the executive offices of the Company, as determined by the Committee.

3 . THE COMMITTEE
    -------------

    The Committee shall consist of at least two outside directors of the Company. The initial members of the Committee are William E. Mayer, Chairman, Lawrence J. Stupski and Edmund H. Shea, Jr. The Committee shall have the sole discretion and authority to administer and interpret the Plan

4.  AMOUNT OF BONUS
    ---------------

    Annual or semi-annual bonus payments are made in cash and/or common stock of the Company, as determined by the Committee. In general any stock grants hereunder will be subject to vesting over a three-year period. Promptly after the beginning of the fiscal year, the Committee will establish the financial performance criteria for the fiscal year determine the executives eligible to participate, determine executive allocations for the fiscal year, and the frequency in which the executive bonuses will be paid when attained. The criteria established by the Committee will include a consolidated after-tax net profits target of the Company, or such other criteria that the Committee may agree upon.

5.  PAYMENT OF BONUS
    ----------------

    The payment of a given period's bonus will require that lie executive officer be on the Company's payroll as of March 31st and September 30th of the applicable bonus period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in Is sole discretion. No bonus shall be paid unless and until the Committee determines that the performance goals of Ns Plan are satisfied.

6.  NONASSIGNABILITY
    ----------------

    No Bonus or any other benefit under the Plan shall be assignable or tranferable by the participant during the participants lifetime.

7.  NO RIGHT TO CONTINUED EMPLOYMENT
    --------------------------------

    Nothing in this Plan shall confer upon any employee any right to continue in the employ of the Company or shall interfere with or restrict in anyway the right of the Company to discharge an employee at any time for any reason whatsoever, with or without good cause.

8.  AMENDMENT AND TERMINATION
    -------------------------

    The company reserves the right to amend this Plan at any time with respect to future services of covered individuals. Plan amendments will require stockholder approval only to the extent required by applicable law.